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                                                                  EXHIBIT 10(j)

                        DALLAS SEMICONDUCTOR CORPORATION

                      EXECUTIVE DEFERRED COMPENSATION PLAN


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                                TABLE OF CONTENTS


Paragraph 1.  Definitions                                                                                 1
         1.1.     "Account"                                                                               1
         1.2.     "Beneficiary"                                                                           1
         1.3.     "Board"                                                                                 1
         1.4.     "Change in Control"                                                                     1
         1.5.     "Committee"                                                                             1
         1.6.     "Company"                                                                               1
         1.7.     "Contribution"                                                                          2
         1.8.     "Dividend"                                                                              2
         1.9.     "Effective Date"                                                                        2
         1.10.    "Participant"                                                                           2
         1.11.    "Plan"                                                                                  2
         1.12.    "Realization Date"                                                                      2
         1.13.    "Severance Distribution"                                                                2
         1.14.    "Stock"                                                                                 2
         1.15.    "Terminates" or "Termination"                                                           2
         1.16.    "Trust"                                                                                 2
         1.17.    "Trust Agreement"                                                                       2
         1.18.    "Trustee"                                                                               2
         1.19.    "Unit(s)"                                                                               2
         1.20.    "Year"                                                                                  2

Paragraph 2.  Plan Administration                                                                         3
         2.1.     Plan Administrator.                                                                     3
         2.2.     Compensated Expenses of the Plan Administrator.                                         3
         2.3.     Agents of the Plan Administrator.                                                       3
         2.4.     Authority of Plan Administrator.                                                        3
         2.5.     Other Rules and Regulations.                                                            3
         2.6.     Duties of Administrative Personnel.                                                     3
         2.7.     Employment of Advisors.                                                                 4
         2.8.     Claims Procedures.                                                                      4
         2.9.     Review Procedures.                                                                      4

Paragraph 3.  Eligibility                                                                                 5
         3.1.     Designation of Participants.                                                            5
         3.2.     Effect on Other Compensation Arrangements.                                              5

Paragraph 4.  Allocation to Accounts                                                                      5
         4.1.     Accounts.                                                                               5
         4.2.     Investment of Accounts                                                                  5
         4.3.     Dividends on Stock                                                                      5




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

Paragraph 5.  Units.                                                                                   5
         5.1.     Allocation of Units.                                                                 5
         5.2.     Vesting of Units.                                                                    5
         5.3.     Adjustment Upon Changes in Outstanding Shares of Stock.                              6

Paragraph 6.  Distribution of Accounts                                                                 6
         6.1.     Payment of Distribution.                                                             6
         6.2.     Amount Distributable.                                                                6
         6.3.     Form of Distribution                                                                 7
         6.4.     Timing of Distribution                                                               7
         6.5.     Forfeitures                                                                          7

Paragraph 7.  Beneficiaries                                                                            7
         7.1.     Beneficiary Designation.                                                             7
         7.2.     Absence of Beneficiary Designation.                                                  7

Paragraph 8.  Funding                                                                                  7
         8.1.     In General                                                                           7
         8.2.     Trust Assets.                                                                        7

Paragraph 9.  Amendment and Termination                                                                8
         9.1.     Amendment of the Plan.                                                               8
         9.2.     Company Action.                                                                      8
         9.3.     Termination of the Plan.                                                             8

Paragraph 10. Miscellaneous                                                                            8
         10.1.    Rights Against the Company.                                                          8
         10.2.    Expenses of Administration.                                                          8
         10.3.    Notice to the Company.                                                               8
         10.4.    Applicable Law.                                                                      8
         10.5.    Provisions for Sole Benefit of Parties.                                              8
         10.6.    Paragraph Headings.                                                                  8
         10.7.    Severability.                                                                        9
         10.8.    Binding Arbitration.                                                                 9
         10.9.    No Assignment.                                                                       9


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                        DALLAS SEMICONDUCTOR CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN

         The purpose of this Plan is to advance the interests of Dallas Semiconductor Corporation by providing an additional incentive in the form of deferred compensation to retain the qualified and competent employees upon whose efforts and judgment its success is largely dependent, by allowing them to share in the prosperity of the Company.


1 DEFINITIONS. As used herein, the following terms shall have the meaning indicated. Except when otherwise indicated by the context, any masculine terminology when used in the Plan shall also include the feminine gender, and the definition of any term in the singular shall also include the plural.

         1.1 "ACCOUNT" means the account established for a Participant pursuant to PARAGRAPH 4.1.

         1.2 "BENEFICIARY" means the person designated by a Participant under PARAGRAPH 7.1 to receive any payments to which such Participant is entitled under the terms of the Plan in the event Participant dies prior to receiving the full amount of such payments.

         1.3            "BOARD" means the Board of Directors of the Company.

         1.4 "CHANGE IN CONTROL" means: (i) any time at which any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended on the date of adoption of the Plan), other than the Company, a subsidiary of the Company or any savings, pension, or other benefit plan for the benefit of employees of the Company or its subsidiaries, acquires or otherwise becomes the beneficial owner of shares of Stock (or any other voting securities of the Company, or options, warrants or other securities or rights convertible into, exchangeable for or exercisable for Stock or any other voting securities of the Company) in a transaction or series of transactions that results in such person, directly or indirectly, owning more than twenty percent (20%) of the outstanding shares of Stock (including, for this purpose, all other securities having the right to vote generally in the election of directors); (ii) in connection with or as a result of any cash tender offer, merger or other business combination, sale of assets or contested election (by proxy or otherwise), resignation of director(s), or any combination of the foregoing transactions (a "Transaction"), such time as the persons who were non-employee directors before the Transaction shall cease to constitute at least a majority of the non-employee directors on the Board of Directors of the Company or any successor to the Company; or (iii) the election of any person other than C. V. Prothro as chairman and chief executive officer of the Company.

         1.5 "COMMITTEE" means the Compensation Committee of the Board and for convenience of reference, all references herein to administration shall be to the





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                  Committee, but shall be understood to refer to the Board if the Committee is not appointed at the time of reference.

         1.6 "COMPANY" means Dallas Semiconductor Corporation, a Delaware corporation, and its successors or assigns.


         1.7 "CONTRIBUTION" means the Two Million Two Hundred Forty Thousand Dollars ($2,240,000) deposited by the Company with the Trustee.

         1.8 "DIVIDEND" means the aggregate amount declared as a dividend on a share of Stock.

         1.9            "EFFECTIVE DATE" means December 28, 1997.

         1.10 "PARTICIPANT" means an employee selected pursuant to PARAGRAPH 3.1 to participate in the Plan.

         1.11 "PLAN" means the Dallas Semiconductor Corporation Executive Deferred Compensation Plan, as amended.

         1.12 "REALIZATION DATE" means December 31, 2004; provided, however, that notwithstanding the foregoing, in the event a Change of Control occurs, the date on which the Change of Control occurs shall be the Realization Date.

         1.13 "SEVERANCE DISTRIBUTION" means a distribution to a Participant who Terminates prior to the Realization Date pursuant to the second paragraph of PARAGRAPH 6.2.

         1.14 "STOCK" means shares of the common stock of Dallas Semiconductor Corporation, par value $0.02 per share.

         1.15 "TERMINATES" or "TERMINATION" means a Participant's termination of employment with the Company for any reason other than retirement from the Company.

         1.16           "TRUST" means one or more trusts which may be
         1.17 established by the Company for the purpose of meeting its obligations under the Plan, but subject to the claims of general creditors of the Company upon the Company's bankruptcy or insolvency.

         1.18 "TRUST AGREEMENT" means any agreement in the nature of a trust (or in the nature of a custodial agreement) between the Company and the Trustee that may be established to form part of the Plan to receive, hold, invest, and dispose of Trust assets.



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         1.19           "TRUSTEE" means the entity acting as trustee or
                  custodian under any Trust Agreement at any time of reference. Where there is more than one Trustee serving at any time, the term "Trustee" shall mean all such Trustees. The Trustee shall be a fiduciary under the Trust Agreement.

         1.20 "UNIT(S)" means the units granted to a Participant pursuant to PARAGRAPH 5.1. For purposes of allocations under this Plan, the "VALUE" of one Unit shall be One Dollar ($1.00). For purposes of distributions under this Plan, the "VALUE" of one Unit shall be determined under PARAGRAPH 6.2.

         1.21           "YEAR" means the calendar year.

2        PLAN ADMINISTRATION

         2.1 PLAN ADMINISTRATOR. The Board has appointed the Committee as the Plan Administrator. Any member of the Committee may resign as Plan Administrator by delivery of its written resignation to the Board, and the Board may remove any person or group from the status of, or appoint any person to act as, Plan Administrator. The Plan Administrator shall have the sole power, duty and responsibility for directing the administration of the Plan in accordance with its provisions and shall carry out the duties specified herein.

         2.2 COMPENSATED EXPENSES OF THE PLAN ADMINISTRATOR. The Plan Administrator shall serve without compensation for its services as such, but the reasonable and necessary expenses of the Plan Administrator shall be paid by the Company.

         2.3 AGENTS OF THE PLAN ADMINISTRATOR. The Plan Administrator may employ such agents and such clerical and other administrative personnel as may reasonably be required for the purpose of administering the Plan. Such administrative personnel shall carry out the duties and responsibilities assigned to them by the Plan Administrator. Expenses necessarily incurred for such purpose shall be paid by the Company.

         2.4 AUTHORITY OF PLAN ADMINISTRATOR. The Plan Administrator is authorized to take such actions as may be necessary to carry out the provisions and purposes of the Plan and shall have the discretionary authority to control and manage the operation and administration of the Plan. In order to effectuate the purposes of the Plan, the Plan Administrator shall have the power and discretion to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan, and all such actions or determinations made by the Plan Administrator, and the application of rules and regulations to a particular case or issue by the Plan Administrator, in good faith,





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                  shall not be subject to review by anyone, but shall be final, binding and conclusive on all persons ever interested hereunder.

         2.5 OTHER RULES AND REGULATIONS. The Plan Administrator shall have authority to make, and from time to time revise, rules and regulations for the administration of the Plan and shall apply such rules in a similar manner to Participants similarly situated. Records of the Company (including, without limitation, those relating to an employee's or Participant's period of employment, Termination and the reason therefore, leaves of absence, and re-employment) shall be conclusive on all persons. Evidence required of anyone under the Plan may be given by certificate, affidavit, document, or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

         2.6 DUTIES OF ADMINISTRATIVE PERSONNEL. Administrative personnel appointed pursuant to PARAGRAPH 2.3 shall be responsible for such matters as the Plan Administrator shall delegate to them. Administrative personnel shall coordinate matters related to the Plan with the appropriate departments of the Company as the Plan Administrator directs.

         2.7 EMPLOYMENT OF ADVISORS. The Plan Administrator may appoint such accountants, counsel, and actuaries and other advisors as its deems necessary or desirable in connection with the administration of the Plan. Any person or firm so employed may be a person or firm serving the Company in any capacity. The Plan Administrator shall be entitled to rely upon, and shall not be liable for any act or failure to act on his part in such reliance on any opinion or reports, which shall be furnished to it by any such accountant, with respect to accounting matters, counsel, in respect to legal matters, or actuary, in respect of actuarial matters.

         2.8 CLAIMS PROCEDURES. A Participant or Beneficiary who feels he is being denied any benefit or right provided under the Plan must file a written claim with the Plan Administrator. All such claims shall be submitted on a form provided by the Plan Administrator which shall be signed by the claimant and shall be considered filed on the date the claim is received by the Plan Administrator. The claim will be processed by the Plan Administrator in accordance with its uniform policies. The Plan Administrator shall notify the Participant or Beneficiary in writing, within ninety (90) days of his written application for benefits, of his or her eligibility or noneligibility for benefits under the Plan. If the Plan Administrator determines that the Participant or Beneficiary is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Plan on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his claim, and a description of why it is needed, and (4) an explanation of the Plan's claims review procedure and other appropriate information as to the steps to be taken if the beneficiary wishes to have the claim reviewed. If the Plan Administrator determines that there are special





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                  circumstances requiring additional time to make a decision, the Plan Administrator shall notify the Participant or Beneficiary of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day (90) period.

         2.9 REVIEW PROCEDURES. If the Participant or Beneficiary is determined by the Plan Administrator not to be eligible for benefits, or if the Participant or Beneficiary believes that he or she is entitled to greater or different benefits, the Participant or Beneficiary shall have the opportunity to have such claim reviewed by the Plan Administrator by filing a petition for review with the Plan Administrator within sixty
                  (60) days after receipt of the notice issued by the Plan Administrator. Said petition shall state the specific reasons which the Participant or Beneficiary believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Plan Administrator of the petition, the Plan Administrator shall afford the Participant or Beneficiary (and counsel, if any) an opportunity to present his or her position to the Plan Administrator orally or in writing, and the Participant or Beneficiary (or counsel) shall have the right to review the pertinent documents. The Plan Administrator shall notify the Participant or Beneficiary of its decision in writing within the sixty (60) day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Participant or Beneficiary and the specific provisions of the Plan on which the decision is based. If, because of the need for a hearing, the sixty (60) day period is not sufficient, the decision may be deferred for up to another sixty (60) day period at the election of the Plan Administrator, with notice of this deferral given to the Participant or Beneficiary.

3        ELIGIBILITY

         3.1 DESIGNATION OF PARTICIPANTS. The Participants are those employees of the Company designated, in writing, as a Participant by the Committee as evidenced in Appendix A to the Plan.

         3.2            EFFECT ON OTHER COMPENSATION ARRANGEMENTS.
                  Participation in this Plan shall be in addition to regular salaries, pension, life insurance and other benefits related to Participant's service to the Company. The Plan shall not confer upon any person any right to continuance of employment by the Company, and nothing in this document shall be deemed to limit the ability of the Company to enter into any other compensation arrangements with any Participant.

4        ALLOCATION TO ACCOUNTS

         4.1 ACCOUNTS. The Committee shall establish, for each Participant under the Plan, a separate Account which shall be initially credited with each Participant's Units as set forth in Appendix A. A record of each Participant's share of the Contribution as set forth in Appendix A shall be maintained separately. The Company may, in its sole discretion, but only after due consideration of the impact of section 162(m) of the Internal Revenue Code of 1986, as amended ("Code") on the Company's ability to deduct such subsequent contribution or contributions, make subsequent contributions under the Plan to the Trust, which shall be allocated as provided in PARAGRAPH 5.

         4.2 INVESTMENT OF ACCOUNTS. Only Units may be credited to a Participant's Account.


         4.3 DIVIDENDS ON STOCK. Dividends received in cash by the Trust shall be invested as provided in the Trust. Units equal in number to the value of Dividends received shall be allocated pro rata as of the date received among only the Accounts of Participants employed by the Company on the date the Dividend was received by multiplying (i) a fraction, the numerator of which is each such Participant's Units allocated to his Account and the denominator of which is all such Participants' Units allocated to their Accounts by (ii) the total Units representing the value of the Dividend received.

5        UNITS.

         5.1 ALLOCATION OF UNITS. The number of Units initially allocated to each Participant's Account shall be the Units designated for that Participant on Appendix A. Subsequent contributions by the Company after the Contribution shall be allocated pro rata as of the date received among only the Accounts of Participants employed on the date the subsequent contribution was received by multiplying (i) the total Units representing the contribution received by (ii) a fraction, the numerator of which is each such Participant's Units allocated to his Account and the denominator of which is all of the Units allocated to all such Participants' Accounts.

         5.2 VESTING OF UNITS. All Units held in a Participant's Account shall be immediately vested.

         5.3            ADJUSTMENT UPON CHANGES IN OUTSTANDING SHARES OF STOCK.
                  If at any time while the Plan is in effect or Units are otherwise outstanding there shall be any increase or decrease in the number of issued and outstanding shares of Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of shares of Stock, an appropriate adjustment shall be made in the number of each Participant's Units then outstanding so that immediately after such event his Units shall continue to bear the same proportionate relationship to the shares of Stock then issued and outstanding as such Units bore to the number of outstanding shares of Stock immediately prior to such event; provided, however, that the issuance of shares of Stock or of shares of the Company's capital stock of any class, or securities convertible into shares of Stock or shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe or upon conversion of shares or obligations convertible into such shares or other securities, shall not affect, and no adjustment by reason of such activity shall be made with respect to, the Units outstanding on the date of such event(s). Without limiting the generality of the foregoing, the existence of Units shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock which would rank above the shares of Stock; (iv) the dissolution or liquidation of the Company, (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

6        DISTRIBUTION OF ACCOUNTS

         6.1 PAYMENT OF DISTRIBUTION. Subject to PARAGRAPH 6.4, each Participant shall be entitled to receive a distribution of his Account when the Realization Date occurs and not earlier. A Participant entitled to a distribution under this Paragraph shall be paid at the time designated in PARAGRAPH 6.4.

         6.2 AMOUNT DISTRIBUTABLE. The amount distributable from his Account to a Participant who was employed on the Realization Date (or had retired from the Company prior to the Realization
                  Date) shall be the product of: (i) the fair market value of the Stock held in the Trust on the Realization Date, determined after subtracting the fair market value of any remaining Units allocated to Participants who Terminated prior to the Realization Date, multiplied by (ii) a fraction, where the numerator is the number of Units in the Participant's Account and the denominator is the total number of Units in all Accounts of Participants who were employed on the Realization Date (or had retired from the Company prior to the Realization Date).

         6.3 Notwithstanding the preceding, in the event a Participant Terminates prior to the Realization Date, the Value of the Units distributable to that Participant from his Account as his Severance Distribution shall be the Participant's share of the Contribution credited to his Account pursuant to Paragraph 4.1, reduced by his proportionate share of the net decline in fair market value of the Stock held in the Trust between the Effective Date and the date of his Termination, and shall in no event exceed the Participant's share of the Contribution. After a Severance Distribution, the Units held for such Participant shall be canceled, and the excess shares of Stock initially purchased in the Trust to measure the Plan's obligation to the Participant shall be sold as provided in PARAGRAPH 6.5.

         6.4 FORM OF DISTRIBUTION. Distribution of a Participant's Account shall be only in a single lump sum cash payment equal to the Participant's amount distributable. The Committee may, in its sole discretion, make payments under this Paragraph net of applicable federal and state withholding taxes.

         6.5 TIMING OF DISTRIBUTION. Distribution of a Participant's Account shall occur on or after January 1, 2005 but not later than March 15, 2005; provided, however, that (i) if a Participant Terminates because of his death, distribution shall occur as soon as reasonably possible after the Participant died and his Beneficiary has been determined, and
                  (ii) if a Change of Control occurs where the Realization Date becomes the date the Change of Control occurred, distribution shall occur on the Realization Date.

         6.6 FORFEITURES. In the event a Participant receives his Severance Distribution, the balance in his Account after deducting the value of the Severance Distribution shall be immediately forfeited. Sufficient shares of Stock in the Trust equal in value to the value of the forfeiture, if any, shall be immediately sold, and the sale proceeds returned to the Company immediately after sale.

7        BENEFICIARIES

         7.1 BENEFICIARY DESIGNATION. Each Participant may designate a Beneficiary or Beneficiaries to receive any payments which such Participant is entitled to receive under the terms of the Plan in the event he dies prior to receiving the full amount of such payments. Such designation may be made at any time by filing a Beneficiary designation form with the Committee prior to the date of his death and may be changed by filing a new Beneficiary designation form with the Committee prior to the date of his death. If any Participant dies after properly filing a Beneficiary designation form, all payments shall be distributed as provided in such Beneficiary designation form. All amounts to be paid to a Beneficiary under this Paragraph shall be paid in the same manner as such payments would have been paid to the Participant had he or she survived.

         7.2 ABSENCE OF BENEFICIARY DESIGNATION. If any Participant dies without having properly filed a Beneficiary designation form, or if the Participant does not, in the sole discretion of the Committee, have a valid, proper Beneficiary designation, all payments shall be made to his or her surviving spouse, or in the absence of a surviving spouse, then to his estate.

8        FUNDING

         8.1 IN GENERAL. Any obligation of the Company to pay benefits under the Plan shall be an unsecured promise, and any right to enforce such obligation shall be solely as a general creditor of the Company. For the convenience and benefit of the Company and to the extent not inconsistent with the foregoing sentence, the Company may establish one or more revocable or irrevocable trusts to hold assets to meet its obligations under the Plan to Participants.

         8.2 TRUST ASSETS. The property comprising the assets of a Trust established under PARAGRAPH 8.1 shall, at all times, remain the property of the Trust. The Trustee shall distribute the assets comprising the Trust in accordance with the provisions of the Plan and Trust as instructed by the Committee, but in no event shall the Trustee distribute (i) one or more shares of Stock or (ii) the assets of the Trust to or for the benefit of the Company, except as provided in the Trust in the case of insolvency or bankruptcy of the Company or after satisfaction of all the Company's obligations under the Plan to the Participants.

9        AMENDMENT AND TERMINATION

         9.1 AMENDMENT OF THE PLAN. The Committee shall have the power (and, without limitation, may delegate some or all of such power to any officer) to amend the Plan, retroactively or otherwise, in any manner in which it deems desirable.

         9.2 COMPANY ACTION. Any action required of the Company shall be evidenced by a resolution of the Board or shall be taken by a person authorized to act by a duly adopted resolution of the Board.

         9.3 TERMINATION OF THE PLAN. The Committee reserves the right at any time, in its sole discretion, to terminate this Plan in whole or in part.

10       MISCELLANEOUS

         10.1 RIGHTS AGAINST THE COMPANY. Neither the establishment of the Plan nor any amendment of the Plan, nor the participation in the Plan, nor the payment of any benefits under the Plan, (i) shall be construed as giving to any Participant or any other person any legal or equitable rights, except as are set forth in the Plan, against the Company or its officers or directors, as such, (ii) shall be construed as giving any Participant the right to be retained as an employee and (iii) shall prejudice the Company's rights to discharge or discipline any employee for any reason.

         10.2 EXPENSES OF ADMINISTRATION. All expenses incident to the administration of the Plan shall be paid by the Company.

         10.3 NOTICE TO THE COMPANY. Any notice, request, or demand, which by any provision of this Plan is required or permitted to be given or served to the Plan Administrator shall be deemed to be sufficiently given and served for all purposes by being personally delivered or sent by certified mail to the place of business of the Company.

         10.4 APPLICABLE LAW. The Plan will be construed and enforced according to the laws of the State of Texas, and all provisions of the Plan will be administered according to the laws of the said state.

         10.5 PROVISIONS FOR SOLE BENEFIT OF PARTIES. All of the covenants, stipulations and agreements in this Plan contained are, and shall be, for the sole and exclusive benefit of, and are binding upon, the parties to this Plan, their successors and assigns, and the Participants in the Plan.

         10.6 PARAGRAPH HEADINGS. The titles or headings of the respective Paragraphs in the Plan are inserted merely for convenience and shall be given no legal effect.

         10.7 SEVERABILITY. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan.

         10.8 BINDING ARBITRATION. In the event of any claim or controversy arising out of or relating to this Plan, the parties agree that all such claims or controversies shall be resolved by final and binding arbitration in Dallas County, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date when the claim or controversy first arises. Either party must communicate its request for arbitration under this Paragraph in writing ("Arbitration Notice") to the other party within one hundred twenty (120) days from the date the claim or controversy first arises. Failure to communicate the Arbitration Notice within one hundred twenty (120) days shall constitute a waiver of any such claim or controversy. All claims or controversies subject to arbitration under this Paragraph shall be submitted to an arbitration hearing within ninety (90) days from the date Arbitration Notice is communicated by either party. All claims or controversies submitted to arbitration under this Paragraph shall be resolved by a panel of three (3) arbitrators who are licensed to practice law in the State of Texas and who are experienced in the arbitration of employment disputes. These arbitrators shall be selected in accordance with the applicable Commercial Arbitration Rules or by agreement of the parties. Either party may request that the arbitration proceeding be stenographically recorded by a Certified Shorthand Reporter. The arbitrators shall issue a decision on any claim or controversy within thirty (30) days from the date the arbitration hearing is completed, and such decision shall be final and binding on all parties. The parties shall have the right to be represented by legal counsel at any arbitration hearing. The costs of any arbitration hearing, including the attorneys' fees incurred by both parties (including any costs, expenses or attorneys' fees incurred in filing any lawsuit to compel arbitration, if applicable), shall be paid by the losing party or parties. The arbitration provisions in this Paragraph are subject to the Federal Arbitration Act, 9 U.S.C. Sections 1 et seq. (West 1994) (or any successor provisions) and may be specifically enforced by any party, and submission to arbitration proceedings may be compelled by any court of competent jurisdiction. The decision of the arbitrators may be specifically enforced by any party in any court of competent jurisdiction.

         10.9 NO ASSIGNMENT. The rights of a Participant to payment under this Plan shall not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as provided in PARAGRAPH 7.1 with respect to designation of Beneficiaries. If any person shall attempt to assign, transfer, pledge or encumber any amount payable under the Plan, or if by reason of his Bankruptcy or other event happening at any time any such payment would be made subject to his debts or liabilities or would otherwise devolve upon anyone else and not be enjoyed by him or his Beneficiary, the Plan Administrator may, in its sole discretion, terminate such person's interest in any such payment and direct that the same be held and applied to, or for the benefit of, such person, his spouse or dependents, in such manner as the Plan Administrator may deem proper.

         IN WITNESS WHEREOF, this Plan has been executed by the Chairman of the Board, President and Chief Executive Officer of the Company this 11th day June, 1998, but effective as of the Effective Date.

                                        DALLAS SEMICONDUCTOR CORPORATION


                                        BY:
                                           ----
                                             ITS:
                                                 ----

                                   APPENDIX A
                     TO THE DALLAS SEMICONDUCTOR CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                                                                              Share of
Name                                             Units                      Contribution
----                                             -----                      ------------

C.V. Prothro                                    400,000                       400,000
Chao C. Mai                                     250,000                       250,000
Michael L. Bolan                                180,000                       180,000
F.A. Scherpenberg                               150,000                       150,000
Alan P. Hale                                    130,000                       130,000
Michael D. Smith                                130,000                       130,000
Robert D. Lee                                   130,000                       130,000
Kenneth B. Molitor                              130,000                       130,000
Hal Kurkowski                                   130,000                       130,000
Wendell Little                                  130,000                       130,000
Jeff Hannon                                      80,000                        80,000
Reynold W. Kelm                                  80,000                        80,000
Joe Hundt                                        80,000                        80,000
Don Dias                                         80,000                        80,000
Tom Harrington                                   80,000                        80,000
Steve Curry                                      80,000                        80,000

         TOTALS:
                                             ----------                    ----------
                                              2,240,000                    $2,240,000





                                       A-1